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                         Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in each of the Prospectuses in Part A and "Financial Statements" in the Statement of Additional Information in Part B and to the incorporation by reference in Part B of our report dated January 25, 2002 on the financial statements and the financial highlights of Principal Variable Contracts Fund, Inc. filed with the Securities and Exchange Commission in this Post Effective Amendment No. 51 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 02-35570).

                                                            /s/ERNST & YOUNG LLP


Des Moines, Iowa
April 25, 2002